Exhibit 99.1

Unaudited Attributed Financial Information for Tracking Stock Groups
Our Liberty Interactive common stock is intended to reflect the separate performance of our Interactive Group which is comprised of our businesses engaged in video and on-line commerce, including our subsidiaries, QVC, Inc., Provide Commerce, Inc., Backcountry.com, Inc., Bodybuilding.com, LLC, Celebrate Interactive Holdings, Inc., CommerceHub and our interest in HSN, Inc. Our Liberty Ventures common stock is intended to reflect the separate performance of our Ventures Group which consists of all of our businesses not included in the Interactive Group including our consolidated subsidiary, TripAdvisor, Inc., and our interests in equity method investments of Expedia, Inc., Interval Leisure Group, Inc. and Tree.com, Inc. and available-for-sale securities Time Warner Inc. and Time Warner Cable Inc.
The following tables present our assets and liabilities as of September 30, 2013, revenue and expenses for the three and nine months ended September 30, 2013 and 2012, and cash flows for the nine months ended September 30, 2013 and 2012. The tables further present our assets, liabilities, revenue, expenses and cash flows that are attributed to the Interactive Group and the Ventures Group, respectively, as if those businesses and assets had been attributed to those respective groups at the beginning of each period, for comparative purposes. Therefore, the attributed earnings in the periods presented in the Unaudited Attributed Financial Information Statements are not the same as those reflected in the Liberty Interactive Corporation condensed consolidated financial statements. The earnings attributed to the Liberty Interactive common stock and and Liberty Ventures common stock for purposes of those financial statements only relate to the period after the Liberty Ventures stock was issued on August 9, 2012. The financial information in this Exhibit should be read in conjunction with our unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2013 included in this Quarterly Report on Form 10-Q.
Notwithstanding the following attribution of assets, liabilities, revenue, expenses and cash flows to the Interactive Group and the Ventures Group, our tracking stock structure does not affect the ownership or the respective legal title to our assets or responsibility for our liabilities. We and our subsidiaries are each responsible for our respective liabilities. Holders of Liberty Interactive common stock and Liberty Ventures common stock are holders of our common stock and are subject to risks associated with an investment in our company and all of our businesses, assets and liabilities. The issuance of Liberty Interactive common stock and Liberty Ventures common stock does not affect the rights of our creditors or creditors of our subsidiaries.

SUMMARY ATTRIBUTED FINANCIAL DATA
Interactive Group

	September 30, 2013	December 31, 2012
	amounts in millions
Summary balance sheet data:
Cash and cash equivalents	$455	699
Trade and other receivables, net	$764	1,095
Inventory	$1,328	1,106
Investments in affiliates, accounted for using the equity method	$335	304
Total assets	$14,484	15,115
Long-term debt	$4,396	4,277
Deferred income tax liabilities	$1,158	1,318
Net assets attributable to the Interactive Group shareholders	$6,575	7,011

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
	amounts in millions
Summary operations data:
Revenue	$2,245	2,196	7,079	6,875
Cost of sales	(1,437)	(1,407)	(4,511)	(4,361)
Operating expenses	(206)	(201)	(621)	(608)
Selling, general and administrative expenses (1)	(228)	(209)	(734)	(688)
Impairment of intangible assets	(19)	(39)	(19)	(39)
Depreciation and amortization	(156)	(147)	(467)	(437)
Operating income (loss)	199	193	727	742
Interest expense	(70)	(84)	(224)	(241)
Share of earnings (losses) of affiliates, net	13	6	33	26
Realized and unrealized gains (losses) on financial instruments, net	(18)	14	(1)	39
Gains on disposition, net	—	—	(1)	—
Other income (expense), net	(1)	—	(55)	(4)
Income tax benefit (expense)	(38)	(65)	(165)	(226)
Net earnings (loss)	85	64	314	336
Less net earnings (loss) attributable to noncontrolling interests	8	15	33	44
Net earnings (loss) attributable to Liberty Interactive Corporation shareholders	$77	49	281	292
______________________________________________

(1)
Includes stock-based compensation of $22 million and $17 million for the three months ended September 30, 2013 and 2012, respectively, and $75 million and $52 million for the nine months ended September 30, 2013 and 2012, respectively.

SUMMARY ATTRIBUTED FINANCIAL DATA (Continued)
Ventures Group

	September 30, 2013	December 31, 2012
	amounts in millions
Summary balance sheet data:
Cash and cash equivalents	$526	1,961
Investments in available-for-sale securities and other cost investments	$1,339	1,815
Investments in affiliates, accounted for using the equity method	$890	547
Long-term debt, including current portion	$2,199	3,342
Deferred income tax liabilities, including current portion	$2,833	2,959
Net assets attributable to the Ventures Group shareholders	$478	551

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
	amounts in millions
Summary operations data:
Revenue	$255	—	732	—
Operating expenses (1)	(40)	—	(112)	—
Selling, general and administrative expenses (1)	(130)	(4)	(352)	(5)
Depreciation and amortization	(79)	—	(235)	—
Operating income (loss)	6	(4)	33	(5)
Interest expense	(17)	(27)	(64)	(83)
Share of earnings (losses) of affiliates, net	16	37	(8)	63
Realized and unrealized gains (losses) on financial instruments, net	33	(174)	(48)	(377)
Gains (losses) on dispositions, net	—	—	(1)	288
Other, net	4	(2)	5	35
Income tax benefit (expense)	4	80	103	71
Net earnings (loss)	46	(90)	20	(8)
Less net earnings (loss) attributable to noncontrolling interests	10	—	41	—
Net earnings (loss) attributable to Liberty Interactive Corporation shareholders	$36	(90)	(21)	(8)
______________________________________________

(1)	Included in the Ventures Group statements of operations are the following amounts of stock-based compensation:

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
	amounts in millions
Operating expenses	$7	—	20	—
Selling, general and administrative expenses	9	1	29	1
	$16	1	49	1

BALANCE SHEET INFORMATION
September 30, 2013
(unaudited)

	Attributed (note 1)
	Interactive Group	Ventures Group	Inter-group eliminations	Consolidated Liberty
	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$455	526	—	981
Trade and other receivables, net	764	190	—	954
Inventory, net	1,328	—	—	1,328
Short term marketable securities	—	552	—	552
Other current assets	288	19	(155)	152
Total current assets	2,835	1,287	(155)	3,967
Investments in available-for-sale securities and other cost investments (note 2)	4	1,339		1,343
Investments in affiliates, accounted for using the equity method (note 3)	335	890	—	1,225
Property and equipment, net	1,181	25	—	1,206
Intangible assets not subject to amortization, net	8,388	5,515	—	13,903
Intangible assets subject to amortization, net	1,656	968	—	2,624
Other assets, at cost, net of accumulated amortization	85	17	—	102
Total assets	$14,484	10,041	(155)	24,370
Liabilities and Equity
Current liabilities:
Intergroup payable (receivable) (note 7)	$78	(78)	—	—
Accounts payable	641	41	—	682
Accrued liabilities	681	113	—	794
Current portion of debt (note 4)	439	927	—	1,366
Deferred tax liabilities	—	1,097	(155)	942
Other current liabilities	163	47	—	210
Total current liabilities	2,002	2,147	(155)	3,994
Long-term debt (note 4)	4,396	1,272	—	5,668
Deferred income tax liabilities	1,158	1,736	—	2,894
Other liabilities	212	43	—	255
Total liabilities	7,768	5,198	(155)	12,811
Equity/Attributed net assets (liabilities)	6,575	478	—	7,053
Noncontrolling interests in equity of subsidiaries	141	4,365	—	4,506
Total liabilities and equity	$14,484	10,041	(155)	24,370

STATEMENT OF OPERATIONS INFORMATION
Three months ended September 30, 2013
(unaudited)

	Attributed (note 1)
	Interactive Group	Ventures Group	Consolidated Liberty
	amounts in millions
Revenue:
Net retail sales	$2,245	—	2,245
Other revenue	—	255	255
Total revenue	2,245	255	2,500
Operating costs and expenses:
Cost of sales	1,437	—	1,437
Operating, including stock-based compensation (note 5)	206	40	246
Selling, general and administrative, including stock-based compensation (note 5)	228	130	358
Impairment of intangible assets	19	—	19
Depreciation and amortization	156	79	235
	2,046	249	2,295
Operating income (loss)	199	6	205
Other income (expense):
Interest expense	(70)	(17)	(87)
Share of earnings (losses) of affiliates, net (note 3)	13	16	29
Realized and unrealized gains (losses) on financial instruments, net	(18)	33	15
Other, net	(1)	4	3
	(76)	36	(40)
Earnings (loss) before income taxes	123	42	165
Income tax benefit (expense)	(38)	4	(34)
Net earnings (loss)	85	46	131
Less net earnings (loss) attributable to noncontrolling interests	8	10	18
Net earnings (loss) attributable to Liberty Interactive Corporation shareholders	$77	36	113

STATEMENT OF OPERATIONS INFORMATION
Three months ended September 30, 2012
(unaudited)

	Attributed (note 1)
	Interactive Group	Ventures Group	Consolidated Liberty
	amounts in millions
Revenue:
Net retail sales	$2,196	—	2,196
Operating costs and expenses:
Cost of sales	1,407	—	1,407
Operating	201	—	201
Selling, general and administrative, including stock-based compensation (note 5)	209	4	213
Impairment of intangible assets	39	—	39
Depreciation and amortization	147	—	147
	2,003	4	2,007
Operating income (loss)	193	(4)	189
Other income (expense):
Interest expense	(84)	(27)	(111)
Share of earnings (losses) of affiliates, net (note 3)	6	37	43
Realized and unrealized gains (losses) on financial instruments, net	14	(174)	(160)
Other, net	—	(2)	(2)
	(64)	(166)	(230)
Earnings (loss) from continuing operations before income taxes	129	(170)	(41)
Income tax benefit (expense)	(65)	80	15
Net earnings (loss)	64	(90)	(26)
Less net earnings (loss) attributable to noncontrolling interests	15	—	15
Net earnings (loss) attributable to Liberty Interactive Corporation shareholders	$49	(90)	(41)

STATEMENT OF OPERATIONS INFORMATION
Nine months ended September 30, 2013
(unaudited)

	Attributed (note 1)
	Interactive Group	Ventures Group	Consolidated Liberty
	amounts in millions
Revenue:
Net retail sales	$7,079	—	7,079
Other revenue	—	732	732
Total revenue	7,079	732	7,811
Operating costs and expenses:
Cost of sales	4,511	—	4,511
Operating, including stock-based compensation (note 5)	621	112	733
Selling, general and administrative, including stock-based compensation (note 5)	734	352	1,086
Impairment of intangible assets	19	—	19
Depreciation and amortization	467	235	702
	6,352	699	7,051
Operating income (loss)	727	33	760
Other income (expense):
Interest expense	(224)	(64)	(288)
Share of earnings (losses) of affiliates, net (note 3)	33	(8)	25
Realized and unrealized gains (losses) on financial instruments, net	(1)	(48)	(49)
Gains (losses) on transactions, net	(1)	(1)	(2)
Other, net	(55)	5	(50)
	(248)	(116)	(364)
Earnings (loss) before income taxes	479	(83)	396
Income tax benefit (expense)	(165)	103	(62)
Net earnings (loss)	314	20	334
Less net earnings (loss) attributable to noncontrolling interests	33	41	74
Net earnings (loss) attributable to Liberty Interactive Corporation shareholders	$281	$(21)	260

STATEMENT OF OPERATIONS INFORMATION
Nine months ended September 30, 2012
(unaudited)

	Attributed (note 1)
	Interactive Group	Ventures Group	Consolidated Liberty
	amounts in millions
Revenue:
Net retail sales	$6,875	—	6,875
Operating costs and expenses:
Cost of sales	4,361	—	4,361
Operating	608	—	608
Selling, general and administrative, including stock-based compensation (note 5)	688	5	693
Impairment of intangible assets	39	—	39
Depreciation and amortization	437	—	437
	6,133	5	6,138
Operating income (loss)	742	(5)	737
Other income (expense):
Interest expense	(241)	(83)	(324)
Share of earnings (losses) of affiliates, net (note 3)	26	63	89
Realized and unrealized gains (losses) on financial instruments, net	39	(377)	(338)
Gains (losses) on transactions, net	—	288	288
Other, net	(4)	35	31
	(180)	(74)	(254)
Earnings (loss) from continuing operations before income taxes	562	(79)	483
Income tax benefit (expense)	(226)	71	(155)
Net earnings (loss)	336	(8)	328
Less net earnings (loss) attributable to noncontrolling interests	44	—	44
Net earnings (loss) attributable to Liberty Interactive Corporation shareholders	$292	(8)	284

STATEMENT OF CASH FLOWS INFORMATION
Nine months ended September 30, 2013
(unaudited)

	Attributed (note 1)
	Interactive Group	Ventures Group	Consolidated Liberty
	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$314	20	334
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	467	235	702
Stock-based compensation	75	49	124
Cash payments for stock based compensation	(6)	(2)	(8)
Share of losses (earnings) of affiliates, net	(33)	8	(25)
Cash receipts from return on equity investments	11	14	25
Realized and unrealized gains (losses) on financial instruments, net	1	48	49
(Gains) losses on disposition of assets, net	1	1	2
Impairment of intangible assets	19	—	19
Deferred income tax (benefit) expense	(143)	(128)	(271)
Other, net	67	5	72
Intergroup tax allocation	49	(49)	—
Intergroup tax payment	30	(30)	—
Changes in operating assets and liabilities
Current and other assets	98	(83)	15
Payables and other current liabilities	(408)	121	(287)
Net cash provided (used) by operating activities	542	209	751
Cash flows from investing activities:
Cash proceeds from dispositions	—	1,136	1,136
Investments in and loans to cost and equity investees	(4)	(367)	(371)
Capital expended for property and equipment	(178)	(39)	(217)
Purchases of short-term and other marketable securities	—	(1,388)	(1,388)
Sales of short term and other marketable securities	—	725	725
Other investing activities, net	(19)	(34)	(53)
Net cash provided (used) by investing activities	(201)	33	(168)
Cash flows from financing activities:
Borrowings of debt	2,867	851	3,718
Repayments of debt	(2,645)	(2,407)	(5,052)
Intergroup receipts (payments), net	2	(2)	—
Shares repurchased by subsidiary	—	(142)	(142)
Shares issued by subsidiary	—	24	24
Repurchases of Liberty common stock	(750)	—	(750)
Other financing activities, net	(38)	(1)	(39)
Net cash provided (used) by financing activities	(564)	(1,677)	(2,241)
Effect of foreign currency rates on cash	(21)	—	(21)
Net increase (decrease) in cash and cash equivalents	(244)	(1,435)	(1,679)
Cash and cash equivalents at beginning of period	699	1,961	2,660
Cash and cash equivalents at end period	$455	526	981

STATEMENT OF CASH FLOWS INFORMATION
Nine months ended September 30, 2012
(unaudited)

	Attributed (note 1)
	Interactive Group	Ventures Group	Consolidated Liberty
	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$336	(8)	328
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	437	—	437
Stock-based compensation	52	1	53
Cash payments for stock based compensation	(9)	—	(9)
Share of losses (earnings) of affiliates, net	(26)	(63)	(89)
Cash receipts from return on equity investments	8	13	21
Realized and unrealized gains (losses) on financial instruments, net	(39)	377	338
(Gains) losses on disposition of assets, net	—	(288)	(288)
Impairment of intangible assets	39	—	39
Deferred income tax (benefit) expense	(119)	85	(34)
Other, net	11	(33)	(22)
Intergroup tax allocation	156	(156)	—
Changes in operating assets and liabilities
Current and other assets	162	—	162
Payables and other current liabilities	27	(19)	8
Net cash provided (used) by operating activities	1,035	(91)	944
Cash flows from investing activities:
Cash proceeds from dispositions	—	348	348
Investments in and loans to cost and equity investees	(60)	(132)	(192)
Capital expended for property and equipment	(237)	—	(237)
Sales of short term and other marketable securities	46	—	46
Other investing activities, net	(41)	1	(40)
Net cash provided (used) by investing activities	(292)	217	(75)
Cash flows from financing activities:
Borrowings of debt	2,043	—	2,043
Repayments of debt	(1,123)	(115)	(1,238)
Reattribution of cash between groups	(1,346)	1,346	—
Intergroup receipts (payments), net	122	(122)	—
Repurchases of Liberty common stock	(690)	—	(690)
Other financing activities, net	(30)	—	(30)
Net cash provided (used) by financing activities	(1,024)	1,109	85
Effect of foreign currency rates on cash	(8)	—	(8)
Net increase (decrease) in cash and cash equivalents	(289)	1,235	946
Cash and cash equivalents at beginning of period	847	—	847
Cash and cash equivalents at end period	$558	1,235	1,793

Notes to Attributed Financial Information
(unaudited)

(1)
The Interactive Group is comprised of our consolidated subsidiaries QVC, Inc., Provide Commerce, Inc., Backcountry.com, Inc., Bodybuilding.com, LLC and Celebrate Interactive Holdings LLC, CommerceHub and our interest in HSN, Inc. Accordingly, the accompanying attributed financial information for the Interactive Group includes the foregoing investments, as well as the assets, liabilities, revenue, expenses and cash flows of those consolidated subsidiaries. We have also attributed certain of our debt obligations (and related interest expense) to the Interactive Group based upon a number of factors, including the cash flow available to the Interactive Group and its ability to pay debt service and our assessment of the optimal capitalization for the Interactive Group. The specific debt obligations attributed to each of the Interactive Group and the Ventures Group are described in note 4 below. In addition, we have allocated certain corporate general and administrative expenses among the Interactive Group and the Ventures Group as described in note 5 below.

The Interactive Group focuses on video and on-line commerce businesses. Accordingly, we expect that businesses that we may acquire in the future that we believe are complementary to this strategy will also be attributed to the Interactive Group.

The Ventures Group consists of all of our businesses not included in the Interactive Group including our consolidated subsidiary TripAdvisor, Inc. and our interests in equity method investments of Expedia, Inc., Interval Leisure Group, Inc. and Tree.com, Inc. and available-for-sale securities Time Warner Inc. and Time Warner Cable Inc. Accordingly, the accompanying attributed financial information for the Ventures Group includes these investments. In addition, we have attributed to the Ventures Group all of our senior exchangeable debentures (and related interest expense). See note 4 below for the debt obligations attributed to the Ventures Group.

Any businesses that we may acquire in the future that we do not attribute to the Interactive Group will be attributed to the Ventures Group.

(2)	Investments in available-for-sale securities, including non-strategic securities, and other cost investments are summarized as follows:

	September 30, 2013	December 31, 2012
	amounts in millions
Interactive Group
Other	$4	4
Total Interactive Group	4	4
Ventures Group
Time Warner Inc.	289	1,042
Time Warner Cable Inc.	610	531
AOL, Inc.	—	59
TripAdvisor AFS securities	164	99
Other	276	84
Total Ventures Group	1,339	1,815
Consolidated Liberty	$1,343	1,819

(3)	The following table presents information regarding certain equity method investments:

				Share of earnings (losses)
	September 30, 2013			Three months ended September 30,		Nine months ended September 30,
	Percentage ownership	Carrying value	Market value
				2013	2012	2013	2012
	dollar amounts in millions
Interactive Group
HSN, Inc.	38%	$283	1,073	15	10	46	34
Other	various	52	NA	(2)	(4)	(13)	(8)
Total Interactive Group		335		13	6	33	26
Ventures Group
Expedia, Inc.	17%	465	1,196	27	41	17	65
TripAdvisor, Inc.	NA	NA	NA	NA	10	NA	33
Other	various	425	NA	(11)	(14)	(25)	(35)
Total Ventures Group		890		16	37	(8)	63
Consolidated Liberty		$1,225		29	43	25	89

(4)	Debt attributed to the Interactive Group and the Ventures Group is comprised of the following:

	September 30, 2013
	Outstanding principal	Carrying value
	amounts in millions
Interactive Group
8.5% Senior Debentures due 2029	$287	285
8.25% Senior Debentures due 2030	505	501
1% Exchangeable Senior Debentures due 2043	400	413
QVC 7.5% Senior Secured Notes due 2019	769	760
QVC 7.375% Senior Secured Notes due 2020	500	500
QVC 5.125% Senior Secured Notes due 2022	500	500
QVC 4.375% Senior Secured Notes due 2023	750	750
QVC 5.95% Senior Secured Notes due 2043	300	300
QVC Bank Credit Facilities	673	673
Other subsidiary debt	153	153
Total Interactive Group debt	4,837	4,835
Ventures Group
4% Exchangeable Senior Debentures due 2029	439	277
3.75% Exchangeable Senior Debentures due 2030	439	276
3.5% Exchangeable Senior Debentures due 2031	363	308
0.75% Exchangeable Senior Debentures due 2043	850	962
TripAdvisor Debt Facilities	376	376
Total Ventures Group debt	2,467	2,199
Total consolidated Liberty debt	$7,304	7,034
Less current maturities		(1,366)
Total long-term debt		$5,668

(5)
Cash compensation expense for our corporate employees will be allocated between the Interactive Group and the Ventures Group based on the estimated percentage of time spent providing services for each group. On a semi-annual basis estimated time spent will be determined through an interview process and a review of personnel duties unless transactions significantly change the composition of companies and investments in either respective group which would require a more timely reevaluation of estimated time spent. Other general and administrative expenses will be charged directly to the groups whenever possible and are otherwise allocated based on estimated usage or some other reasonably determined methodology. Amounts allocated from the Interactive Group to the Ventures Group were determined to be $5 million and $3 million for the three months ended September 30, 2013 and 2012, respectively, and $15 million and $5 million for the nine months ended September 30, 2013 and 2012, respectively. We note that stock compensation related to each tracking stock group is determined based on actual options outstanding for each respective tracking stock group.

While we believe that this allocation method is reasonable and fair to each group, we may elect to change the allocation methodology or percentages used to allocate general and administrative expenses in the future.

(6)
The Liberty Interactive common stock and the Liberty Ventures common stock have voting and conversion rights under our restated charter. Following is a summary of those rights. Holders of Series A common stock of each group is entitled to one vote per share, and holders of Series B common stock of each group are entitled to ten votes per share. Holders of Series C common stock of each group, if issued, are entitled to 1/100th of a vote per share in certain limited cases and will otherwise not be entitled to vote. In general, holders of Series A and Series B common stock will vote as a single class. In certain limited circumstances, the board may elect to seek the approval of the holders of only Series A and Series B Liberty Interactive common stock or the approval of the holders of only Series A and Series B Liberty Ventures common stock.

At the option of the holder, each share of Series B common stock will be convertible into one share of Series A common stock of the same group. At the discretion of our board, the common stock related to one group may be converted into common stock of the same series that is related to the other group.

(7)	The intergroup payable (receivable) is primarily attributable to an allocation of intergroup income taxes payable from the Interactive Group to the Ventures Group.